                                                                       EXHIBIT 4


         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.


REGISTERED                           TRW INC.                         REGISTERED
----------                 MEDIUM-TERM NOTE, SERIES E                 ----------
                                  (GLOBAL NOTE)

Number ______________                                       CUSIP ______________

         If applicable, the "Total Amount of OID," "Yield to Maturity" and "Initial Accrual Period OID" (computed under the approximate method) below will be completed solely for the purposes of applying the United States Federal income tax original issue discount ("OID") rules.


[ ] Floating Rate Note     [ ] Fixed Rate Note     [ ] Specified Currency:   [ ] U.S. Dollars
                                                                             [ ]Other: ________________
Original Issue Date:________________________
                                               Authorized Denominations:____________________________(Only
Principal Amount:___________________________   applicable if Specified Currency is other than U.S.
                                               Dollars)

Issue Price:________________________________   Total Amount of OID:_____________________________________

Maturity Date:______________________________   Yield to Maturity:_______________________________________

Interest Rate:______________________________   Initial Accrual Period OID:______________________________

Interest Payment Period:____________________   Interest Payment Dates:__________________________________

Index:______________________________________

Alternative Payment Procedures (Only Applicable if Specified Currency is other than U.S. Dollars):______

--------------------------------------------------------------------------------------------------------

[ ] Holder May Not Elect to Receive Payments in U.S. Dollars (Only Applicable if Specified Currency is
    other than U.S. Dollars).

   REDEMPTION        REDEMPTION      SINKING FUND      SINKING FUND      REPAYMENT         REPAYMENT
     DATE(S)          PRICE(S)          DATE(S)          PRICE(S)         DATE(S)          PRICE(S)

-------------     -------------     -------------    -------------     -------------    -------------

-------------     -------------     -------------    -------------     -------------    -------------

-------------     -------------     -------------    -------------     -------------    -------------

-------------     -------------     -------------    -------------     -------------    -------------

Other Provisions:_______________________________________________________________________________________

________________________________________________________________________________________________________

________________________________________________________________________________________________________

________________________________________________________________________________________________________


                ONLY APPLICABLE IF THIS IS A FLOATING RATE NOTE:

Initial Interest Rate:________________________    Spread (plus or minus):_______________________

Base Rate:____________________________________    Spread Multiplier:____________________________

Index Maturity:_______________________________    Maximum Interest Rate:________________________

Interest Reset Period:________________________    Minimum Interest Rate:________________________

Interest Reset Dates:_________________________    Calculation Agent:____________________________


         This Note is a Registered Note of TRW Inc., an Ohio corporation (the "Company"). This note is one of a series of Securities (as defined on the attachment hereto) issued under the Indenture referred to on the attachment hereto designated as Medium-Term Notes, Series E (the "Notes"). Subject to the provisions hereof, the Company, for value received, hereby promises to pay to:

                                                      , or

registered assigns, the principal sum of:

(Specified Currency) on the Maturity Date shown above and to pay premium, if any, and interest, if any, thereon, as described on the attachment hereto.

         The principal of, premium, if any, and interest on this Note are payable by the Company in such coin or currency of the United States of America (or other Specified Currency as provided in this Note) as at the time of payment shall be legal tender for the payment of public and private debts.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE ATTACHMENT HERETO, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

         Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, TRW Inc. has caused this Note to be duly executed under its corporate seal.


                                         TRW INC., an Ohio corporation


                                         By:_______________________________________________
                                            Carl G. Miller, Executive Vice President and
[Seal]                                            Chief Financial Officer


                                         By:_______________________________________________
                                            William B. Lawrence, Executive Vice President,
                                                  General Counsel and Secretary

                       ----------------------------------
                          CERTIFICATE OF AUTHENTICATION

         This is one of the Notes issued under the within-mentioned Indenture.

Dated: _________________________
                                         THE CHASE MANHATTAN BANK,
                                         as Trustee and Authenticating Agent



                                         By:___________________________________
                                               Authorized Signatory

                                    TRW Inc.
                           Medium-Term Note, Series E

         1. This Note is one of the Medium-Term Notes, Series E (herein called the "Notes") of the Company that is among the duly authorized debentures, notes or other evidences of indebtedness (hereinafter called the "Securities") of the Company, all such Securities issued and to be issued under an Indenture, dated as of May 1, 1986, as amended by the First Supplemental Indenture, dated as of August 24, 1989, the Second, Third, Fourth and Fifth Supplemental Indentures, each dated as of June 2, 1999, and the Sixth and Seventh Supplemental Indentures, each dated as of June 23, 1999, between the Company and The Chase Manhattan Bank, as successor Trustee to Mellon Bank, N.A. (herein called the "Indenture"), to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the rights and limitations of rights thereunder of the Holders of the Securities and of the rights, obligations, duties and immunities of the Trustee, any agent of the Trustee and the Paying Agent for each series of Securities and of the Company, and the terms upon which the Securities are issued and are to be authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default (as defined in the Indenture) and may otherwise vary as provided or permitted in the Indenture. The Notes of this series may be issued at various times with different maturity dates and different principal repayment provisions, may be issued as global Notes in registered form ("Global Notes") or definitive Notes in registered form without coupons attached ("Certificated Notes"), may bear interest at different rates, may be payable in different currencies and may otherwise vary, all as provided in the Indenture.

         2.A. The principal of, premium, if any, and interest, if any, on this Note are payable by the Company in such coin or currency specified on the face hereof as at the time of payment shall be legal tender for the payment of public and private debts (the "Specified Currency"). Principal and interest will be determined with reference to such rate, formula, index, including commodity prices or equity indices, or method of calculation shown on the face hereof. If the maturity (or date of redemption or repayment) of this Note falls on a day that is not a Business Day (as defined below), the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such maturity, redemption or repayment date, as the case may be, and such Business Day shall be considered the day such payments are due for all purposes of this Note.

         B. The Regular Record Date (as defined in the Indenture) with respect to any Interest Payment Date (as defined below) shall be the date 15 calendar days immediately preceding such Interest Payment Date, whether or not such date shall be a Business Day (as defined below). Interest which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name a Note is registered at the close of business on the Regular Record Date next preceding such Interest Payment Date; provided, however, that interest payable on the Interest Payment Date occurring at Maturity will be paid to the person to whom principal shall be payable; provided, further, that the first payment of interest on any Note with an Original Issue Date between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner of this Note at the close of business on such next succeeding Regular Record Date. Notwithstanding the foregoing, any interest that is payable but not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the registered Holder thereof on such Regular Record Date, and may be paid to the person in whose name such Note is registered on the close of business on a Special Record Date (as defined in the Indenture) for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof having been given to the Holder of such Note not less than 30 days prior to the date of the proposed payment, or may be paid at any time and in any other lawful manner, as more fully provided in the Indenture. A "Business Day" means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or (y) for notes denominated in a specified currency other than U.S. dollars, Australian dollars or euro, in the principal financial center of the country of the specified currency or (z) for notes denominated in Australian dollars, in Sydney, (b) for notes denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System, which is commonly referred to as "TARGET," is operating and (c) for LIBOR Notes, a London Banking Day. "London Banking Day" means any day on which dealings in deposits in the relevant Index Currency are transacted in the London interbank market. In connection with any calculations of the rate of interest hereon, all percentages will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with five one-millionths of a percentage point being rounded up), and all currency or currency unit amounts used and resulting from such calculations on the Notes will be rounded to the nearest one-hundredth of a unit (with five one-thousandths of a unit being rounded up) and all dollar amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest cent, with half-cent rounded up.

         C. If this is a Fixed Rate Note, the Company promises to pay interest on the principal amount at the rate per annum shown on the face hereof until the principal amount hereof is paid or made available for payment. The Company will pay interest on March 15 and September 15 of each year or on the dates otherwise specified on the face hereof (each an "Interest Payment Date"), commencing with the Interest Payment Date immediately following the Original Issue Date shown on the face hereof, and at Maturity. If any Interest Payment Date falls on a day that is not a Business Day, the interest payment shall be made on the next day that is a Business Day, and no interest on such payment shall accrue for the period from and after the Interest Payment Date. Interest shall accrue from and including the most recent Interest Payment Date or, if no interest has been paid or duly provided for, from and including the Original Issue Date shown on the face hereof, to but excluding the Interest Payment Date. The amount of such interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. Notwithstanding the foregoing, periodic payments of interest will not be made in respect of a Note for which the interest rate is zero (a "Zero-Coupon Note").

         D. If this is a Floating Rate Note, the Company promises to pay interest on the principal amount at the rate per annum equal to the Initial Interest Rate shown on the face hereof until the first Interest Reset Date shown on the face hereof following the Original Issue Date specified on the face hereof and thereafter at a rate determined in accordance with the provisions below under the heading "Determination of CD Rate," "Determination of Commercial Paper Rate," "Determination of EURIBOR," "Determination of LIBOR," "Determination of Federal Funds Rate," "Determination of CMT Rate," "Determination of Prime Rate," or "Determination of Treasury Rate" depending upon whether the Base Rate specified on the face hereof is CD Rate, Commercial Paper Rate, EURIBOR, LIBOR, Federal Funds Rate, CMT Rate, Prime Rate or Treasury Rate or at a rate determined with reference to such other interest rate, formula, index, including commodity prices or equity indices, or method of calculation shown on the face hereof, until the principal hereof is paid or duly made available for payment. The Company will pay interest monthly, quarterly, semi-annually or annually as specified on the face hereof opposite "Interest Payment Period", commencing with the first Interest Payment Date specified on the face hereof next succeeding the Original Issue Date, and at Maturity. Unless otherwise provided on the face hereof, each Interest Payment Date will be, in the case of Floating Rate Notes with a daily, weekly or monthly Interest Payment Period, the third Wednesday of each month or on the third Wednesday of March, June, September and December; in the case of Floating Rate Notes with a quarterly Interest Payment Period, the third Wednesday of March, June, September and December; in the case of Floating Rate Notes with a semi-annual Interest Payment Period, the third Wednesday of the two months specified on the face hereof; and in the case of Floating Rate Notes with an annual Interest Payment Period, the third Wednesday of the month specified on the face hereof; provided, however, that if an Interest Payment Date would fall on a day that is not a Business Day, such Interest Payment Date shall be the following day that is a Business Day, except that if the Base Rate is EURIBOR or LIBOR and such following day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. The interest payable on a Floating Rate Note (except in the case of a Floating Rate Note that resets daily or weekly) on each Interest Payment Date shall be the amount of interest accrued from and including the Original Issue Date shown on the face hereof or from and including the last date in respect of which interest has been paid or duly provided for, to but excluding such Interest Payment Date. The interest payable at Maturity shall be the amount of interest accrued from and including the Original Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the date of Maturity. Such accrued interest will be calculated by multiplying the principal amount hereof by an accrued interest factor. This accrued interest factor shall be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day shall be computed by dividing the interest rate applicable to such day (a) by 360, if the Base Rate is the CD Rate, the Commercial Paper Rate, EURIBOR, the Federal Funds Rate, LIBOR (except for LIBOR notes denominated in pounds sterling) and the Prime Rate; (b) by 365, in the case of LIBOR notes denominated in pounds sterling; or (c) by the actual number of days in the year, if the Base Rate is the Treasury Rate or the CMT Rate. If this is a Floating Rate Note, the interest rate in effect on each day will be (a) if such day is an Interest Reset Date (as defined in the Indenture), the interest rate with respect to the Interest Determination Date (as defined in the Indenture) pertaining to such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Reset Date subject in either case to any adjustment by the addition or subtraction of the Spread, if any, specified on the face hereof, and/or by multiplication by the Spread Multiplier, if any, specified on the face hereof and to any Maximum or Minimum Interest Rate limitation; provided, however, that (i) the interest rate in effect from the Original Issue Date to the first Interest Reset Date shall be the Initial Interest Rate and (ii) the interest rate in effect for the ten calendar days immediately prior to Maturity shall be that in effect on the tenth calendar day preceding Maturity. Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, shown on the face hereof. In addition, the interest rate hereon shall in no event be higher than the maximum rate, if any, permitted by New York law as the same may be modified by United States law of general application. Commencing with the first Interest Reset Date specified on the face hereof following the Original Issue Date and thereafter upon each succeeding Interest Reset Date specified on the face hereof, the rate at which interest on a Floating Rate Note is payable shall be adjusted as specified on the face hereof opposite Interest Reset Period; provided, however, that if any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, except that if the Base Rate is EURIBOR or LIBOR and such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day; further, provided, that if the Base Rate is the Treasury Rate and resets weekly and the normally scheduled Treasury auction is not on a Monday, the Interest Reset Date shall be as provided below. The Interest Determination Date pertaining to an Interest Reset Date if the Base Rate is the CD Rate, the Commercial Paper Rate, the Federal Funds Rate, the CMT Rate, or the Prime Rate will be the second Business Day next preceding such Interest Reset Date. For EURIBOR notes or LIBOR notes for which the Index Currency is euros, the Interest Determination Date will be the second Target Settlement Day prior to the Interest Reset Date. "TARGET Settlement Day" means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System is open. The Interest Determination Date pertaining to an Interest Reset Date if the Base Rate is LIBOR (other than for LIBOR notes for which the Index Currency is euros) will be the second London Banking Day preceding such Interest Reset Date except that the Interest Determination Date pertaining to an Interest Reset Date for a LIBOR note for which the Index Currency is pounds sterling will be the Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date if the Base Rate is the Treasury Rate will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, but such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction falls on a day that is an Interest Reset Date, such Interest Reset Date will be the next following Business Day. Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date the rate of interest shall be the rate determined in accordance with the provisions of the applicable heading below.

         DETERMINATION OF CD RATE. If the Base Rate indicated on the face hereof is CD Rate, the interest rate shall be the rate on such date for negotiable certificates of deposit having the Index Maturity specified in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)." If the above rate is not published in H.15(519) by 9:00 a.m., New York City time, on the Calculation Date (as defined below), the CD Rate will be the rate on that Interest Determination Date set forth in the daily update of H.15(519), available through the world wide website of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication (the "H.15 Daily Update") for the Interest Determination Date for certificates of deposit having the Index Maturity specified in the applicable Pricing Supplement, under the caption "CDs (Secondary Market)." If the above rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the Calculation Date, the Calculation Agent will determine the CD rate to be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that Interest Determination Date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent, after consultation with the Company, for negotiable certificates of deposit of major United States money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement in an amount that is representative for a single transaction in that market at that time. If the dealers selected by the Calculation Agent are not quoting as set forth above, the CD Rate will remain the CD Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable will be the Initial Interest Rate.

         DETERMINATION OF COMMERCIAL PAPER RATE. If the Base Rate indicated on the face hereof is the Commercial Paper Rate, the interest rate shall equal the Money Market Yield (as defined below), calculated as described below, of the rate on the Interest Determination Date for commercial paper having the Index Maturity specified on the face hereof, as that rate is published in H.15(519), under the heading "Commercial Paper -- Nonfinancial." If the above rate is not published by 9:00 a.m., New York City time, on the Calculation Date, then the Commercial Paper Rate will be the Money Market Yield of the rate on that Interest Determination Date for commercial paper of the Index Maturity specified on the face hereof as published in the H.15 Daily Update under the heading "Commercial Paper -- Nonfinancial." If by 3:00 p.m., New York City time, on that Calculation Date the rate is not yet published in either H.15(519) or the H.15 Daily Update, then the Calculation Agent will determine the Commercial Paper Rate to be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on that Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent, after consultation with the Company, for commercial paper of the Index Maturity specified on the face hereof, placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized statistical rating agency. If the dealers selected by the Calculation Agent are not quoting as mentioned above, the Commercial Paper Rate for that Interest Determination Date will remain the Commercial Paper Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable will be the initial interest rate. The "Money Market Yield" will be a yield calculated in accordance with the following formula:

                                                 D x 360
                      Money Market Yield =   --------------  x 100
                                             360 - (D x M)

where "D" refers to the applicable per year rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the interest period for which interest is being calculated.

         DETERMINATION OF EURIBOR. If the Base Rate indicated on the face hereof is EURIBOR, the interest rate shall be the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI - The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, for the Index Maturity specified in the applicable Pricing Supplement as that rate appears on the display on Bridge Telerate, Inc., or any successor service, on page 248 or any other page as may replace page 248 on that service, which is commonly referred to as "Telerate Page 248," as of 11:00 a.m. (Brussels time). If the above rate does not appear, the Calculation Agent will request the principal Euro-zone office of each of four major banks in the Euro-zone interbank market, as selected by the Calculation Agent, after consultation with the Company, to provide the Calculation Agent with its offered rate for deposits in euros, at approximately 11:00 a.m. (Brussels time) on the interest determination date, to prime banks in the Euro-zone interbank market for the Index Maturity specified in the applicable Pricing Supplement commencing on the applicable Interest Reset Date, and in a principal amount not less than the equivalent of U.S.$1 million in euro that is representative of a single transaction in euro, in that market at that time. If at least two quotations are provided, EURIBOR will be the arithmetic mean of those quotations. If fewer than two quotations are provided, EURIBOR will be the arithmetic mean of the rates quoted by four major banks in the Euro-zone, as selected by the Calculation Agent, after consultation with the Company, at approximately 11:00 a.m. (Brussels time), on the applicable Interest Reset Date for loans in euro to leading European banks for a period of time equivalent to the Index Maturity specified in the applicable Pricing Supplement commencing on that Interest Reset Date in a principal amount not less than the equivalent of U.S.$1 million in euro. If the banks so selected by the Calculation Agent are not quoting as mentioned in the previous sentence, the EURIBOR rate in effect for the applicable period will be the same as EURIBOR for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest will be the Initial Interest Rate. "Euro-zone" means the region comprised of member states of the European Union that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the treaty on European Union.

         DETERMINATION OF LIBOR. If the Base Rate indicated on the face hereof is LIBOR, with respect to LIBOR indexed to the offered rates for U.S. Dollar deposits, the interest rate shall be either: (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the arithmetic mean of the offered rates for deposits in the Index Currency having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following that Interest Determination Date, that appear on the Designated LIBOR Page, as defined below, as of 11:00 a.m., London time, on that Interest Determination Date, if at least two such offered rates appear on such Designated LIBOR Page; except that if the specified Designated LIBOR Page by its terms provides only for a single rate, that single rate shall be used, or (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement, the rate for deposits in the Index Currency having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following such Interest Determination Date, or, if pounds sterling is the index currency, commencing on that Interest Determination Date, that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on that Interest Determination Date. If (1) fewer than two offered rates appear and "LIBOR Reuters" is specified in the applicable Pricing Supplement, or (2) no rate appears and the applicable Pricing Supplement specifies either (x) "LIBOR Telerate" or (y) "LIBOR Reuters," and the Designated LIBOR Page by its term provides only for a single rate, then the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, after consultation with the Company, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated in the applicable Pricing Supplement commencing on the second London Banking Day immediately following such Interest Determination Date, or, if pounds sterling is the Index Currency, commencing on that Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount of not less than U.S. $1,000,000 (or the equivalent in the Index Currency, if the Index Currency is not the U.S. Dollar) that is representative of a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. (or such other time specified in the applicable Pricing Supplement), in the applicable principal financial center for the country of the Index Currency on such Interest Determination Date, by three major banks in such principal financial center selected by the Calculation Agent, after consultation with the Company, for loans in the Index Currency to leading European banks commencing on the second London Banking Day immediately following such Interest Determination Date having the Index Maturity designated in the applicable Pricing Supplement and in a principal amount of not less than U.S. $1,000,000 (or the equivalent in the Index Currency, if the Index Currency is not the U.S. Dollar) that is representative for a single transaction in such Index Currency in such market at such time. If the banks so selected by the Calculation

Agent are not quoting as mentioned in this sentence, LIBOR in effect for the applicable period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the LIBOR Notes for which LIBOR is being determined shall be the Initial Interest Rate). "Index Currency" means the currency specified in the applicable Pricing Supplement as the currency for which LIBOR shall be calculated, or if the euro is substituted for that currency, the index currency will be the euro. If no such currency is specified in the applicable Pricing Supplement, the Index Currency shall be U.S. Dollars. "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is designated in the applicable Pricing Supplement, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency or its designated successor, or (b) if "LIBOR Telerate" is designated in the applicable Pricing Supplement, the display on Bridge Telerate, Inc., or any successor service on the page specified in the applicable Pricing Supplement, or any other page as may replace that page on that service for the purpose of displaying the London Interbank rates of major banks for the applicable Index Currency. If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Pricing Supplement, LIBOR for the applicable Index Currency, as it will be determined as if LIBOR Telerate were specified, and, if the U.S. Dollar is the Index Currency, Page 3750 had been specified.

         DETERMINATION OF FEDERAL FUNDS RATE. If the Base Rate indicated on the face hereof is the Federal Funds Rate, the interest rate shall be the rate on such date for Federal funds, as published in H.15(519) under the heading "Federal Funds (Effective)" as displayed on Bridge Telerate, Inc., or any successor service, on page 120 or any other page as may replace the applicable page on that service, which is commonly referred to as "Telerate Page 120." If the above rate is not so published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the rate on such Interest Determination Date as published in the H.15 Daily Update under the heading "Federal Funds/Effective Rate." If such rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal funds by each of three leading brokers of Federal funds transactions in The City of New York selected by the Calculation Agent, after consultation with the Company, prior to 9:00 a.m., New York City time, on such Interest Determination Date. If the brokers selected by the Calculation Agent are not quoting as set forth above, the Federal Funds Rate relating to that Interest Determination Date will remain the Federal Funds Rate for the immediately preceding Interest Reset Period, or, if there was no such Interest Reset Period, the rate of interest payable on the Federal Funds Rate Notes for which such Federal Funds Rate is being determined shall be the Initial Interest Rate.

         DETERMINATION OF PRIME RATE. If the Base Rate indicated on the face hereof is the Prime Rate, the interest rate shall be the rate set forth in H.15(519) for such date under the heading "Bank Prime Loan." If that rate is not published prior to 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination

Date, the Prime Rate for such Interest Determination Date will be the rate on that Interest Determination Date as published in the H.15 Daily Update under the heading "Bank Prime Loan." If such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date in either H.15(519) or the H.15 Daily Update, then the Calculation Agent will determine the Prime Rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME 1 Page (as defined below) as that bank's prime rate or base lending rate as in effect for such Interest Determination Date, or, if fewer than four such rates appear on the Reuters Screen USPRIME 1 Page for that Interest Determination Rate, the Calculation Agent will determine the Prime Rate to be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by at least three major banks in the City of New York selected by the Calculation Agent, after consultation with the Company. If the banks selected as aforesaid by the Calculation Agent are not quoting as set forth above, the "Prime Rate" in effect for the applicable period remains the Prime Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable on the Prime Rate Notes for which such Prime Rate is being determined shall be the Initial Interest Rate. "Reuters Screen USPRIME 1 Page" means the display designated as Page USPRIME 1 on the Reuters Monitor Money Rates Services, or any successor service, or any other page as may replace the USPRIME 1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks.

         DETERMINATION OF TREASURY RATE. If the Base Rate indicated on the face hereof is the Treasury Rate, the interest rate shall be the rate from the auction held on the applicable Interest Determination Date of direct obligations of the United States ("Treasury Bills)," having the Index Maturity specified in the applicable pricing supplement as that rate appears under the caption "INVESTMENT RATE" on the display on Bridge Telerate, Inc., or any successor service, on page 56 or any other page as may replace page 56 on that service, ("Telerate Page 56)," or page 57 or any other page as may replace page 57 on that service ("Telerate Page 57)," or if the rate described in the preceding clause is not published by 3:00 p.m., New York City time, on the Calculation Date, the bond equivalent yield of the rate for the applicable Treasury Bills as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High," or

         if the rate described in the preceding clause is not published by 3:00 p.m., New York City time, on the related Calculation Date, the bond equivalent yield of the auction rate of the applicable Treasury Bills, announced by the United States Department of the Treasury, or

         in the event that the rate referred to in the preceding clause is not announced by the United States Department of the Treasury, or if the auction is not held, the bond equivalent yield of the rate on the applicable Interest Determination Date of Treasury Bills having the Index Maturity specified in the applicable pricing supplement published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market," or

         if the rate referred to in the preceding clause is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on the applicable Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market," or

         if the rate referred to in the preceding clause is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on the applicable Interest Determination Date calculated by the Calculation Agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable Interest Determination Date, of three primary United States government securities dealers, which may include the agent or its affiliates, selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement, or if the dealers selected by the Calculation Agent are not quoting as mentioned in the preceding clause point, the Treasury rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable will be the Initial Interest Rate.

        The "bond equivalent yield" means a yield calculated in accordance with the following formula and expressed as a percentage:

                                                          D x N
                              Bond Equivalent Yield= _______________x 100
                                                      360 - (D x M)

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

         DETERMINATION OF CMT RATE. If the Base Rate indicated on the face hereof is the CMT Rate, the interest rate shall be the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption " ...Treasury Constant Maturities ... Federal Reserve Board Release H.15 ...Mondays Approximately 3:45 p.m.," under the column for the Designated CMT Maturity Index (as defined below) for (i) the rate on that Interest Determination Date, if the Designated CMT Telerate Page is 7051, and (ii) the week or the month, as applicable, ended immediately preceding the week in which the related Interest Determination Date occurs, if the Designated CMT Telerate Page is 7052. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for such Interest Determination Date will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published, or, if not published by 3:00 p.m., New York
City time, on the related Calculation Date, then the CMT Rate for such Interest Determination Date will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) on the Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If the information described in the immediately preceding sentence is not provided by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for the Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent, after consultation with the Company, and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent, after consultation with the Company, and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000. If three or four (and not five) of such Reference Dealers are quoting as described above then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated. If fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT rate for such Interest Reset Date will be the same as the CMT Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the CMT Rate Notes for which the CMT Rate is being determined shall be the Initial Interest Rate). If two Treasury Notes with an original maturity as described in the third preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used. "Designated CMT Telerate Page" means the display on Bridge Telerate, Inc., or any successor service, on the page designated in an applicable Pricing Supplement (or any other page as may replace such page on that service, for the purpose of displaying Treasury

Constant Maturities as reported in H.15(519)). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052, for the most recent week. "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities, which is either 1, 2, 3, 5, 7, 10, 20 or 30 years, specified in an applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index shall be two years.

         3.A. Payments in U.S. Dollars of interest (other than interest payable at Maturity) on Notes will be made (except as specified below) by mailing a check to the Holder at the address of the Holder appearing on the Security Register (as defined in the Indenture) on the applicable Record Date (or, in the case of Global Notes, by wire transfer to The Depository Trust Company, as depository, or such other depository as is specified in the applicable Pricing Supplement, or its nominee). Notwithstanding the foregoing, a Holder of U.S. $10,000,000 or more in aggregate principal amount of Certificated Notes of like tenor and terms (or a Holder of the equivalent thereof in a Specified Currency other than U.S. Dollars as determined by the Exchange Rate Agent on the basis of the Market Exchange Rate (as defined below) if such Holder is permitted to elect, and has elected, to receive payments in U.S. Dollars in accordance with
Section 7C) shall be entitled to receive such payments in U.S. Dollars by wire transfer of immediately available funds, but only if appropriate payment instructions have been received in writing by the Paying Agent in The City of New York on or prior to the Record Date relating to the applicable Interest Payment Date. All payments of principal, premium, if any, and interest in a Specified Currency other than U.S. Dollars will be made in immediately available funds to an account maintained by the payee with a bank located outside the United States and designated by the Holder of such Note unless otherwise specified on the face hereof. Principal, premium, if any, and interest payable at Maturity will be paid in immediately available funds upon surrender of such Note at the office of the Paying Agent in The City of New York or at such other office or agency as the Company may designate.

         B. Initially, The Chase Manhattan Bank will be the Paying Agent with respect to the Notes. The Company reserves the right at any time to vary or terminate the appointment of any Paying Agent and to appoint additional or other Paying Agents and to approve any change in the office through which any Paying Agent acts, provided that there will at all times be a Paying Agent in The City of New York.

         4. If specified on the face hereof, this Note may be redeemed, as a whole or from time to time in part, at the option of the Company, on not less than 30 nor more than 60 days' notice given as provided in the Indenture, on any Redemption Date(s) and at the related Redemption Price(s) set forth on the face hereof. The Redemption Price(s) are expressed as a percentage of the principal amount of this Note. If no such Redemption Date is set forth on the face hereof, this Note may not be so redeemed pursuant to this Section 4. If less than all the Outstanding Notes of like tenor and terms are to be redeemed, the particular Notes to be redeemed shall be selected by the Trustee or the Registrar, if other than the Trustee (initially, The Chase Manhattan Bank), not more than 60 days prior to the Redemption Date from the Outstanding Notes of like tenor and terms not previously called for redemption. Such selection shall be of principal amounts equal to the minimum authorized denomination for such Notes or any integral multiple thereof. Subject to the immediately preceding sentence, such selection shall be made by any method as the Trustee or the Registrar, if other than the Trustee, deems fair and appropriate. The notice of such redemption shall specify which Notes are to be redeemed. In the event of redemption of this Note in part only, a new Note or Notes of this series of like tenor and terms for the unredeemed portion hereof will be issued to the Holder hereof upon the cancellation hereof. If specified on the face hereof, the Note will be subject to sinking fund payments.

         5. If specified on the face hereof, this Note will be subject to repayment at the option of the Holder hereof on the Repayment Date(s) and at the related Repayment Price(s) set forth on the face hereof. The Repayment Price(s) are expressed as a percentage of the principal amount of this Note. If no such Repayment Date is set forth on the face hereof, this Note may not be so repaid. On each Repayment Date, if any, this Note shall be repayable in whole or in part at the option of the Holder hereof at the applicable Repayment Price set forth on the face hereof, together with interest thereon to the date of repayment. For this Note to be repaid in whole or in part at the option of the Holder hereof, the Paying Agent must receive not less than 30 nor more than 45 days prior to the Repayment Date (i) the Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the Depository, in accordance with its normal procedures, or a commercial bank or trust company in the United States of America setting forth the name of the Holder of the Note, the principal amount of the Note, the certificate number of the Note or a description of the tenor and terms of the Note to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" on the attachment to the Note duly completed will be received by the Paying Agent not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and such Note and form duly completed are received by the Paying Agent by such fifth Business Day. Except in the case of renewable notes, exercise of such repayment option shall be irrevocable. Such option may be exercised by the Holder for less than that entire principal amount provided that the principal amount remaining outstanding after repayment is an authorized denomination.

         6. Unless otherwise provided on the face hereof, the Company, at its option, either (i) will be discharged from its obligations with respect to this Note and (ii) need not comply with certain restrictive covenants of the Indenture, upon the deposit with the Trustee, or, in the case of a discharge, 91 days after such deposit, in trust of money or the equivalent of securities of the government that issued the currency in which this Note is denominated or government agencies backed by the full faith and credit of such government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund provisions) of, and interest on, and any repurchase obligations with respect to, this Note, and all other notes of the series, on the dates such payments are due in accordance with the terms of such notes. Such discharge of obligations or lifting of restrictive covenants is subject to certain conditions as described in the Indenture.

         7.A. If the Specified Currency is other than U.S. Dollars, unless the Holder has elected otherwise in accordance with Section 7C, payment in respect of this Note shall be made in the Specified Currency. If the Holder is permitted to elect, and has elected, to receive payment in U.S. Dollars in accordance with
Section 7C, the Specified Currency will be converted into U.S. Dollars as determined by the Exchange Rate Agent appointed by the Company based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately 11:00 a.m. New York City time on the second Business Day preceding the applicable payment date, from three recognized foreign exchange dealers selected by the Exchange Rate Agent (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of the Specified Currency for U.S. Dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable on such payment date in respect of all Notes denominated in such Specified Currency and scheduled to receive U.S. Dollar payments on such date and at which the applicable dealer commits to execute a contract. If no such bid quotations are available, payments will be made in the Specified Currency unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, in which case the Company will be entitled to make payments in respect hereof in other currencies as provided below. All currency exchange costs will be borne by the Holders of such Notes by deductions from such payments. Except as set forth below, if the principal of, premium, if any, or interest on, any
Note is payable in a Specified Currency other than U.S. Dollars and such currency is not available as of any payment date due to the imposition of exchange controls or to other circumstances beyond the Company's control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then the Company will be entitled to satisfy its obligations to Holders by making such payments in U.S. Dollars on the basis of the noon dollar buying rate in The City of New York for cable transfers of the Specified Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the date of such payment. If that rate of exchange is not then available or is not published for a particular payment currency, the market exchange rate will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers selected by the Exchange Rate Agent for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on the payment date in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of notes and at which the applicable dealer commits to execute a contract. Any such payment made in U.S. Dollars shall not constitute an Event of Default. Notwithstanding the foregoing, if payment on a Note is required to be made in a Specified Currency other than U.S. Dollars and the Specified Currency is replaced by the Euro, the payment of principal of, premium, if any, or interest on such Note shall be effected in Euro in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community ("EC"), as amended by the treaty on European Union (as so amended, the "Treaty"). Any such payment made in Euro shall not constitute an Event of Default.

         B. All determinations of the Exchange Rate Agent pursuant to this
Section 7 shall be at its sole discretion (except to the extent expressly provided herein that any determination is subject to approval by the Company) and, in the absence of manifest error, shall be conclusive for all purposes and binding upon the Holders of the Notes and the Trustee, any agent of the Trustee, or the Paying Agent and the Exchange Rate Agent shall have no liability therefor.

         C. Unless otherwise specified on the face hereof, a Holder of Notes denominated in a foreign currency may elect to receive payment of the principal of, premium, if any, and interest on the Notes in U.S. Dollars by transmitting a written request for such payment to the principal office of the Paying Agent in the Borough of Manhattan, The City of New York, on or prior to the Regular Record Date or at least 15 days prior to Maturity, as the case may be. Such request may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmissions confirmed in writing promptly thereafter. A Holder of such Note may elect to receive payment in the U.S. Dollars for all principal, premium, if any, and interest payments, if any, and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to such Paying Agent in the Borough of Manhattan, The City of New York, but written notice of any such revocation must be received by such Paying Agent in the Borough of Manhattan, The City of New York, on or prior to the Regular Record Date or at least 15 days prior to Maturity, as the case may be.

         D. Interest on Notes denominated in a foreign currency paid in the Specified Currency will be made to an account maintained by the payee with a bank located outside the United States and designated by the Holder, unless otherwise specified on the face hereof. Any payment of principal, premium, if any, or interest required to be made on an Interest Payment Date or at Maturity of a Note not denominated in U.S. Dollars which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or at Maturity, as the case may be, and no interest shall accrue for the period from and after such Interest Payment Date or Maturity.

         8. If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. If the principal of any Original Issue Discount Note is declared to be due and payable or if such a
Note is to be redeemed pursuant to Section 4 above, the amount of principal due and payable with respect to such Note shall be limited to the sum of the principal amount of such Note multiplied by the Issue Price (expressed as a percentage of such principal amount) plus the original issue discount amortized from the date of issue to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles) in effect on the date of declaration or redemption, as the case may be. An Original Issue Discount Note is a Note, including any Zero-Coupon Note, which has a stated redemption price at maturity that exceeds its Issue Price by at least 0.25% of its Principal Amount, multiplied by the number of full years from the Original Issue Date to the Maturity Date for such Note and any other Note designated by the Company as issued with original issue discount for United States Federal income tax purposes.

         9. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company with the consent of the Holders of not less than 66-2/3% in aggregate principal amount of the Securities at the time Outstanding of all series to be affected thereby (voting as one class). The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of a series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         10. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

         11. The authorized denominations of Registered Notes denominated in U.S. Dollars will be U.S. $1,000 and any larger amount that is an integral multiple of U.S. $1,000. The authorized denominations of Notes denominated in a currency other than U.S. Dollars will be as set forth on the face hereof.

         12. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of a Registered Note is registerable in the Security Register (as defined in the Indenture), upon surrender of such Note for registration of transfer at the office of the Registrar for this series or at the offices of any transfer agent designated by the Company for such purpose. Every Note presented for registration of transfer shall (if so required by the Company, the Trustee or the Registrar) be duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar duly executed by the Holder or its attorney duly authorized in writing, and one or more new Notes of like tenor and terms in registered form, of authorized denominations and for the same aggregate principal amount, will be issued in the name or names of the designated transferee or transferees and delivered at the office of the Registrar in The City of New York, or mailed, at the request, risk and expense of the transferee or transferees, to the address or addresses shown in the Security Register for such transferee or transferees. Any transfers of Notes or interests in Notes in different denominations shall in each case be for Notes or interests of like tenor and terms and equal aggregate principal amount. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name a Note is registered as the owner hereof for all purposes, whether or not such Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. The initial transfer agent is set forth below. The Company reserves the right at any time to vary or terminate the appointment of the Registrar or of any transfer agent and to appoint additional transfer agents and to approve any change in the office through which the Registrar or a transfer agent acts, provided that, so long as any Notes remain outstanding, the Company (i) will maintain in The City of New York a Registrar and (ii) will maintain a transfer agent for the Notes in New York. The Company shall not be required (i) to issue, register the transfer of or exchange Notes to be redeemed for a period of 15 days preceding the first publication of the relevant notice of redemption, or if any Notes are outstanding and there is no publication, the mailing of the relevant notice of redemption, or (ii) to register the transfer of any Note selected for redemption, in whole or in part, except the unredeemed or unpaid portion of any such Note being redeemed in part. No service charge shall be made for any such registration of transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         13. Except as set forth below, a holder of a Global Note or a holder of an interest in a Global Note may not exchange the Global Note or interest in the Global Note for a Certificated Note. A beneficial owner of notes represented by a Global Note may exchange the securities for Certificated Notes only if:

         (1) The Depository Trust Company ("DTC") notifies TRW that it (or its nominee) is unwilling or unable to continue to act as a depositary registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by TRW within 90 days; or

         (2) TRW determines that the Global Notes for any series of notes (in whole or in part) should be exchanged for Certificated Notes.

In addition to the foregoing, during the continuance of an Event of Default, holders of interests in a Global Note will be entitled to request and receive Certificated Notes. Such Certificated Notes will be issued to and registered as directed by that person only upon the request in writing made through a DTC participant. If the events described above occur, the Company will execute, and the Trustee or its agent, upon receipt of a Company Request for the authentication and delivery of individual Notes of this series in exchange in whole or in part for such Global Note, will authenticate and deliver individual Notes of this series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Note or in exchange for such Global Note.

         14. Unless otherwise defined herein, all terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         15. The Indenture and the Notes shall be construed in accordance with and governed by the laws of the State of New York.

                           ---------------------------

                   REGISTRAR, PAYING AGENTS AND TRANSFER AGENT

                           REGISTRAR AND PAYING AGENT
                               (subject to change)

                            The Chase Manhattan Bank
                         One New York Plaza, 14th Floor
                            New York, New York 10081

                           ---------------------------

                            OPTION TO ELECT REPAYMENT

         The undersigned hereby irrevocably requests and instructs the Company to repay the within Note (or portion hereof specified below) pursuant to its terms at a price equal to the applicable Repayment Price thereof together with interest to the Repayment Date, to the undersigned

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Please print or typewrite name and address of the undersigned)

         If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the Holder elects to have repaid:
_________________; and specify the denomination or denominations (which shall be in authorized denominations) of the Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Date                                     Signature
     -------------------------------               ----------------------------


                           ---------------------------

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM--as tenants in common
         TEN ENT--as tenants by the entirety
         JT TEN--as joint tenants with right of survivorship and not as tenants in common
         UNIF GIFT MIN ACT--......................Custodian for.................
                                    (Cust)           (Minor)
                           Under Uniform Gifts to Minors Act
                           .....................................................
                           (State)

         Additional abbreviations may also be used though not in the above list.

                        --------------------------------


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto (PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE):


--------------------------------------------------------------------------------
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
ASSIGNEE:


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the within Security and all rights thereunder, hereby irrevocably constituting and appointing ______________________________________________________________
attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.



Date                                 Signature
    ----------------------------              ----------------------------------
                                            (Signature must correspond with the
                                            name as written upon the face of the
                                            within instrument in every
                                            particular, without alteration or
                                            enlargement or any change whatever.)